EXHIBIT 99.1

Flushing Financial Corporation Reports First Quarter 2020 Results

FIRST QUARTER 20201 HIGHLIGHTS

•	GAAP diluted EPS was ($0.05), compared to $0.45 in 4Q19 and $0.25 in 1Q19
•	Core diluted EPS was $0.19, compared to $0.41 in 4Q19 and $0.33 in 1Q19
•	Net interest margin was 2.44%, down 4bps QoQ and 13bps YoY
•	Core net interest margin was 2.49%, up 16bps QoQ and down 3bps YoY
•	GAAP net interest income of $40.8 million, down 0.9% QoQ and 2.3% YoY
•	Core net interest income of $42.9 million, up 7.0% QoQ and 1.1% YoY
•	GAAP and core ROAE (1.0)% and 3.8%, respectively, compared with 9.1% and 8.4%, respectively in 4Q19
•	GAAP and core ROAA were (0.1)% and 0.3%, respectively, compared with 0.7% and 0.7%, respectively in 4Q19
•	Loan pipeline remains strong at $324.4 million
•	Provision for credit losses of $7.2 million, $0.18 after-tax per diluted common share, driven mainly by economic conditions arising from COVID-19 pandemic
•	Net charge-offs were $1.1 million, compare to net recoveries of $34,000 in 4Q19 and net charge-offs of $0.9 million in 1Q19

UNIONDALE, N.Y., April 28, 2020 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Bank (the “Bank”), today announced its financial results for the first quarter ended March 31, 2020.

John R. Buran, President and Chief Executive Officer stated, “Our thoughts go out to those most affected by COVID-19, especially those on the front lines. The health and welfare of our employees and customers remains our top priority as we navigate through the COVID-19 pandemic.”

“We were quick to respond to the pandemic with new health and safety measures, including social distancing, appointment banking and expansion of our remote capabilities. Our staff responded to these changes in a superb fashion and continue to provide our customers with excellent service. Today we have the capability of having our entire staff work remotely. On any given day, as many as 85% of staff work from home.”

“Our GAAP earnings for the quarter were affected by two COVID-19 related non-cash charges totaling $0.38 per share, after-tax, that caused the Company to record a loss of $0.05 per diluted share for the quarter. The Federal Reserve’s dramatic 150 basis point drop in rates provided the country with much needed liquidity to counteract the negative economic effects of the COVID-19 pandemic. As a result, we recorded mark to market adjustments on items carried at fair value under the fair value option and on our derivative portfolio totaling $0.20 per share, after-tax.”

“Given the negative economic environment at the end of the quarter caused by the COVID-19 pandemic, we adjusted our economic forecast in our current expected credit loss (“CECL”) modeling resulting in a $7.2 million charge, or $0.18 per share, after-tax to earnings for the quarter. When the Company adopted CECL on January 1, 2020, in the then favorable economic environment resulted in a $1.3 million increase in the allowance. As a result of CECL, our overall allowance for credit losses increased by approximately 30%.”

“Core earnings for the quarter were $5.5 million, or $0.19 per diluted share. Core earnings were driven by 3% (not annualized) loan growth for the quarter and a 16 basis point improvement in core net interest margin. Our core revenue before provision for credit losses and taxes totaled $46.1 million, an increase of $2.1 million quarter over quarter.”

“Our non-performing assets at the end of the quarter were 23 basis points of total assets. Today, 87% of our portfolio is real estate based with an average loan to value of less than 40% and an average debt coverage ratio of 1.83.”

“As a result of the pandemic, almost all industries have experienced adverse impact, including those represented in our loan portfolio. At March 31, 2020, we had approximately $1.5 billion in loans to industries severely impacted by COVID-19.”

“During these tumultuous times, we are actively assisting our customers by providing short-term forbearances in the form of deferrals of interest, principal and/or escrow for terms ranging from one to six months. Through April 17th, we have approved forbearances for loans with an aggregate outstanding loan balance of approximately $839 million of which $673 million is in our real estate portfolio and $166 million is in our business banking portfolio. Given the pandemic and current economic environment, we continue to see the need for our customers to modify loans. We actively participated in the SBA Paycheck Protection Program, gaining approval to fund up to $64 million of these loans.  We also expect to participate in the Main Street Lending Program in order to assist our customers.”

Mr. Buran concluded, “When the restrictive economic environment begins to lift, we expect to be the beneficiaries of a workforce that is more flexible and dynamic as a result of this experience coupled with a customer base that is highly attuned to our online and mobile banking capabilities, which we have very recently expanded.  We remain committed to helping our communities and customers get through this difficult time.”

   Summary of Strategic Objectives

•	Manage cost of funds and continue to improve funding mix
•	Increase interest income by leveraging loan pricing opportunities and portfolio mix
•	Enhance core earnings power by improving scalability and efficiency
•	Manage credit risk
•	Remain well capitalized under all stress test scenarios

Earnings Summary:

Net Interest Income

Net interest income for 1Q20 was $40.8 million, a decrease of $1.0 million, or 2.3% YoY (1Q20 compared to 1Q19) and $0.4 million, or 0.9% QoQ (1Q20 compared to 4Q19).

•	Net interest margin of 2.44%, decreased 13bps YoY and 4bps QoQ
•	Net interest spread of 2.24%, decreased 12bps YoY and 1bps QoQ
•	Yield on average interest-earning assets of 3.98%, decreased 31bps YoY and 23bp QoQ
•	Cost of average interest-bearing liabilities of 1.74%, decreased 19bps YoY and 22bps QoQ
•	Cost of funds of 1.61%, decreased 19bps YoY and 22bps QoQ
•	Average balance of total interest-earning assets of $6,719.9 million, increased $198.7 million, or 3.0%, YoY and $42.5 million, or 0.6%, QoQ
•

Net interest income includes prepayment penalty income from loans totaling $0.8 million in 1Q20, $0.9 million in 4Q19 and $0.8 million in 1Q19; recovered interest from delinquent loans of $0.4 million, each in 1Q20 and 4Q19 and $0.7 million in 1Q19; net losses from fair value adjustments on qualifying hedges totaling $2.1 million in 1Q20 and $0.6 million in 1Q19 and net gain from fair value adjustments on qualifying hedges totaling $1.0 million in 4Q19

•

Absent all above items noted in the preceding bullet, the yield on interest-earning assets was 4.03% in 1Q20, a decrease of 4bps from 4Q19 and 21bps from 1Q19 and the net interest margin was 2.49% in 1Q20, 2.33% in 4Q19 and 2.52% in 1Q19

Provision for credit losses

The Company recorded a provision for credit losses of $7.2 million in 1Q20 compared to a benefit of $0.3 million in 4Q19 and a provision of $1.0 million in 1Q19.

•	1Q20 provision for credit losses was primarily driven by deteriorating economic conditions resulting from the impact of COVID-19
•	The effect of the deteriorating economic conditions resulted in $4.9 million of provision
•	Net charge-offs (recoveries) of $1.1 million in 1Q20, ($34,000) in 4Q19 and $0.9 million in 1Q19
•	Provision expense of approximately $1.2 million was recognized due to growth in the loan portfolio
•

The adoption of CECL has increased the current allowance and may introduce volatility in future provisions due to the assumptions used for the macroeconomic variables, loan composition and product mix, as they are all subject to change

Non-interest Income (Loss)

Non-interest loss for 1Q20 was $2.9 million, a decrease of $3.8 million YoY, and $7.9 million QoQ

•

Non-interest income included net losses from fair value adjustments of $6.0 million in 1Q20 and net gains from fair value adjustments of $0.8 million in 4Q19 and net losses from fair value of $2.1 million in 1Q19

•

Additionally, non-interest income included net gains on sale of loans of $42,000 in 1Q20, $0.5 million in 4Q19 and $0.1 million in 1Q19; and life insurance proceeds of $0.4 million in 4Q19 and $43,000 in 1Q19

•	Absent all above items, non-interest income was $3.1 million in 1Q20, an increase of $0.2 million, or 5.8% YoY, but a decrease of $0.2 million, or 7.1% QoQ

Non-interest Expense

Non-interest expense for 1Q20 was $32.4 million, an increase of $2.7 million, or 9.2 % QoQ, and remained unchanged YoY

•

The first quarter of each year includes the impact of annual grants of employee and directors restricted stock awards; restricted stock expense totaling $3.4 million in 1Q20, $1.1 million in 4Q19 and $3.9 million in 1Q19

•	Additionally, non-interest expense included merger expenses totaling $0.9 million in 1Q20 and $1.1 million in 4Q19;
•	Absent all above items, non-interest expense was $28.1 million in 1Q20, a decrease of $0.5 million, or 1.6% YoY, but an increase of $0.6 million, or 2.2% QoQ
•

The ratio of non-interest expense to average assets was to 1.82% in 1Q20 compared to 1.68% in 4Q19 and 1.89% in 1Q19; absent all above items non-interest expense to average assets was 1.58% in 1Q20 compared to 1.55% in 4Q19 and 1.66% in 1Q19

•	The efficiency ratio was 68.2% in 1Q20 compared to 65.0% in 4Q19 and 70.4% in 1Q19

Provision (benefit) for Income Taxes

The benefit for income taxes in 1Q20 was $0.2 million, compared to tax expense of $2.3 million in 1Q19 and $4.0 million in 4Q19.

•	Pre-tax income decreased by $11.0 million, or 117.1% YoY, and $18.5 million, or 109.5% QoQ
•	The effective tax rates were 12.9% in 1Q20, 23.4% in 4Q19 and 24.4% in 1Q19
•	Both 1Q20 and 1Q19 reflects the vesting of restricted stock awards, which are treated as discrete items for tax purposes
•	Absent the above item, the effective tax rates were 23.7% in 1Q20, 23.4% in 4Q19 and 23.8% in 1Q19

Financial Condition Summary:

Loans:

•

Net loans held for investment were $5,904.0 million reflecting an increase of 2.7% from December 31, 2019, as we continue to focus on the origination of full banking relationship loans through C&I loans, multi-family loans and commercial real estate

•	Loan closings of commercial business loans, multi-family loans and commercial real estate totaled $269.3 million for 1Q20, or 90.2% of loan production
•	Loan pipeline was $324.4 million at March 31, 2020, compared to $324.5 million at December 31, 2019

The following table shows the weighted average rate received from loan closings for the periods indicated:

	For the three months ended
	March 31,	December 31,	March 31,
Loan type	2020	2019	2019
Mortgage loans	3.93%	3.97%	5.14%
Non-mortgage loans	4.23%	4.68%	4.96%
Total loans	4.03%	4.19%	5.02%

Credit Quality:

•	Non-performing loans totaled $16.8 million, an increase of $3.5 million, or 26.4%, from $13.3 million at December 31, 2019
•	Non-performing assets totaled $17.0 million, an increase of $3.5 million, or 25.6%, from $13.5 million at December 31, 2019
•	Classified assets totaled $27.3 million, an increase of $2.7 million, or 11.0%, from $24.6 million at December 31, 2019

•	Loans classified as troubled debt restructured (TDR) totaled $6.3 million, a decrease of $0.2 million, or 2.6%, from $6.5 million at December 31, 2019
•	Upon adoption of CECL, we increased the allowance for credit losses by $1.3 million, including $0.6 million for off-balance sheet exposures
•	552 COVID-19 forbearances approved through April 17th totaling $838.7 million
•	Over 87% of our gross loans are collateralized by real estate
•	The loan-to-value ratio on our portfolio of real estate dependent loans as of March 31, 2020 totaled 38.2%
•	Our largest exposures to industries severely impacted by COVID-19 are as follows:
o	Retail – 11.89% of gross loans, with 93.9% of exposure secured by real estate
o	Hotels – 4.05% of gross loans, with 95.5% of exposure secured by real estate
o	Travel and Leisure – 3.10% of gross loans, with 31.0% of exposure secured by real estate
o	Contractors – 3.08% of gross loans, with 66.3% of exposure secured by real estate
o	Transportation – 1.75% of gross loans, with 27.4% of exposure secured by real estate
o	Restaurants and Catering Halls – 1.22% of gross loans, with 81.5% of exposure secured by real estate
o	Schools and Day Care – 0.68% of gross loans, with 78.7% of exposure secured by real estate
•	Net charge-offs totaled $1.1 million

Capital Management:

•	The Company and Bank, at March 31, 2020, were both well capitalized under all applicable regulatory requirements
•

Through 1Q20, stockholders’ equity decreased $30.0 million, or 5.2%, to $549.7 million primarily due to unrealized losses in the fair value of securities and interest rate swaps, coupled with the declaration and payment of dividends on the Company’s common stock

•

During 1Q20, the Company repurchase 142,405 shares at an average cost of $16.45 per share; as of March 31, 2020, up to 284,806 shares remained subject to repurchase under the authorized stock repurchase program, which has no expiration or maximum dollar limit

•

Book value per common share decreased to $19.48 at March 31, 2020, from $20.59 at December 31, 2019 and tangible book value per common share, a non-GAAP measure, decreased to $18.92 at March 31, 2020, from $20.02 at December 31, 2019

Conference Call Information:

•

John R. Buran, President and Chief Executive Officer, and Susan K. Cullen, Senior Executive Vice President and Chief Financial Officer, will host a conference call on Wednesday, April 29, 2020 at 9:30 AM (ET) to discuss the Company’s strategy and results for the fourth quarter

•	Dial-in for Live Call: 1-877-509-5836
•	Webcast: https://services.choruscall.com/links/ffic200429.html
•	Dial-in for Replay: 1-877-344-7529
•	Replay Access Code: 10138497
•	The conference call will be simultaneously webcast and archived through April 29, 2021

About Flushing Financial Corporation

Flushing Financial Corporation (Nasdaq: FFIC) is the holding company for Flushing Bank®, a New York State-chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, professionals, corporate clients, and public entities by offering a full complement of deposit, loan, equipment finance, and cash management services through its banking offices located in Queens, Brooklyn, Manhattan, and on Long Island. As a leader in real estate lending, the Bank’s experienced lending team creates mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. Flushing Bank is an Equal Housing Lender. The Bank also operates an online banking division consisting of iGObanking.com®, which offers competitively priced deposit products to consumers nationwide, and BankPurely®, an eco-friendly, healthier lifestyle community brand.

Additional information on Flushing Bank and Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingbank.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in other documents filed by the Company with the Securities and Exchange Commission from time to time.  Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

- Statistical Tables Follow -

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data)

(Unaudited)

	For the three months ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Interest and Dividend Income
Interest and fees on loans	$61,109	$64,316	$62,330
Interest and dividends on securities:
Interest	5,256	5,528	6,909
Dividends	15	17	19
Other interest income	290	318	555
Total interest and dividend income	66,670	70,179	69,813

Interest Expense
Deposits	18,778	21,517	21,469
Other interest expense	7,066	7,483	6,541
Total interest expense	25,844	29,000	28,010

Net Interest Income	40,826	41,179	41,803
Provision (benefit) for credit losses	7,178	(318)	972
Net Interest Income After Provision (Benefit) for Credit Losses	33,648	41,497	40,831

Non-interest Income
Banking services fee income	798	844	973
Net loss on sale of securities	(37)	—	—
Net gain on sale of loans	42	489	63
Net gain (loss) from fair value adjustments	(5,993)	807	(2,080)
Federal Home Loan Bank of New York stock dividends	964	1,026	903
Life insurance proceeds	—	419	43
Bank owned life insurance	943	984	740
Other income	419	469	301
Total non-interest income (loss)	(2,864)	5,038	943

Non-interest Expense
Salaries and employee benefits	18,620	17,470	19,166
Occupancy and equipment	2,840	2,950	2,789
Professional services	2,862	2,120	2,265
FDIC deposit insurance	650	306	485
Data processing	1,694	1,476	1,492
Depreciation and amortization	1,536	1,476	1,518
Other real estate owned/foreclosure expense (benefit)	(164)	59	77
Net loss from sales of real estate owned	31	—	—
Other operating expenses	4,311	3,790	4,627
Total non-interest expense	32,380	29,647	32,419

Income (Loss) Before Income Taxes	(1,596)	16,888	9,355

Provision (Benefit) for Income Taxes
Federal	989	3,058	1,943
State and local	(1,195)	899	344
Total taxes	(206)	3,957	2,287

Net Income (Loss)	$(1,390)	$12,931	$7,068

Basic earnings (loss) per common share	$(0.05)	$0.45	$0.25
Diluted earnings (loss) per common share	$(0.05)	$0.45	$0.25
Dividends per common share	$0.21	$0.21	$0.21

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per share data)

(Unaudited)

	March 31,	December 31,	March 31,
	2020	2019	2019
ASSETS
Cash and due from banks	$157,184	$49,787	$58,677
Securities held-to-maturity:
Mortgage-backed securities	7,929	7,934	7,949
Other securities	50,225	50,954	22,532
Securities available for sale:
Mortgage-backed securities	489,556	523,849	579,185
Other securities	225,856	248,651	266,839
Loans:
Multi-family residential	2,272,343	2,238,591	2,256,447
Commercial real estate	1,664,934	1,582,008	1,529,001
One-to-four family ― mixed-use property	592,109	592,471	582,049
One-to-four family ― residential	189,774	188,216	188,615
Co-operative apartments	8,493	8,663	7,903
Construction	66,727	67,754	54,933
Small Business Administration	14,076	14,445	15,188
Taxi medallion	3,281	3,309	3,891
Commercial business and other	1,104,967	1,061,478	935,297
Net unamortized premiums and unearned loan fees	15,384	15,271	15,422
Allowance for loan losses	(28,098)	(21,751)	(21,015)
Net loans	5,903,990	5,750,455	5,567,731
Interest and dividends receivable	25,526	25,722	27,226
Bank premises and equipment, net	27,899	28,676	29,798
Federal Home Loan Bank of New York stock	74,000	56,921	51,182
Bank owned life insurance	158,655	157,713	131,794
Goodwill	16,127	16,127	16,127
Other real estate owned, net	208	239	—
Right of use asset	39,729	41,254	44,033
Other assets	68,526	59,494	64,377
Total assets	$7,245,410	$7,017,776	$6,867,450

LIABILITIES
Due to depositors:
Non-interest bearing	$489,198	$435,072	$401,064
Certificate of deposit accounts	1,172,381	1,437,890	1,511,770
Savings accounts	192,192	191,485	201,811
Money market accounts	1,597,109	1,592,011	1,352,843
NOW accounts	1,377,555	1,365,591	1,542,606
Total deposits	4,828,435	5,022,049	5,010,094
Mortgagors' escrow deposits	73,051	44,375	70,115
Borrowed funds	1,617,582	1,237,231	1,116,416
Operating lease liability	47,726	49,367	52,510
Other liabilities	128,933	85,082	58,756
Total liabilities	6,695,727	6,438,104	6,307,891

STOCKHOLDERS' EQUITY
Preferred stock (5,000,000 shares authorized; none issued)	—	—	—
Common stock ($0.01 par value; 100,000,000 shares authorized; 31,530,595 shares issued at March 31, 2020, December 31, 2019 and March 31, 2019; 28,213,602 shares, 28,157,206 shares and 28,187,184 shares outstanding at March 31, 2020, December 31, 2019 and March 31, 2019, respectively)	315	315	315
Additional paid-in capital	225,893	226,691	222,859
Treasury stock (3,316,993 shares, 3,373,389 shares and 3,343,411 shares at March 31, 2020, December 31, 2019 and March 31, 2019, respectively)	(69,540)	(71,487)	(70,929)
Retained earnings	425,455	433,960	417,856
Accumulated other comprehensive loss, net of taxes	(32,440)	(9,807)	(10,542)
Total stockholders' equity	549,683	579,672	559,559

Total liabilities and stockholders' equity	$7,245,410	$7,017,776	$6,867,450

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands, except per share data)

(Unaudited)

	At or for the three months ended
	March 31,		December 31,		March 31,
	2020		2019		2019
Per Share Data
Basic earnings (loss) per share	$(0.05)		$0.45		$0.25
Diluted earnings (loss) per share	$(0.05)		$0.45		$0.25
Average number of shares outstanding for:
Basic earnings per common share computation	28,852,819		28,723,077		28,621,018
Diluted earnings per common share computation	28,852,819		28,723,077		28,621,030
Shares outstanding	28,213,602		28,157,206		28,187,184
Book value per common share (1)	$19.48		$20.59		$19.85
Tangible book value per common share (2)	$18.92		$20.02		$19.29

Stockholders' Equity
Stockholders' equity	$549,683		$579,672		$559,559
Tangible stockholders' equity	533,848		563,837		543,722

Average Balances
Total loans, net	$5,794,866		$5,726,635		$5,544,667
Total interest-earning assets	6,719,857		6,677,325		6,521,142
Total assets	7,106,998		7,057,094		6,868,140
Total due to depositors	4,578,793		4,527,645		4,598,305
Total interest-bearing liabilities	5,951,925		5,912,284		5,811,263
Stockholders' equity	576,597		567,461		552,621

Performance Ratios (3)
Return on average assets	(0.08)%		0.73%		0.41%
Return on average equity	(0.96)		9.11		5.12
Yield on average interest-earning assets (4)	3.98		4.21		4.29
Cost of average interest-bearing liabilities	1.74		1.96		1.93
Cost of funds	1.61		1.83		1.80
Net interest rate spread during period (4)	2.24		2.25		2.36
Net interest margin (4)	2.44		2.48		2.57
Non-interest expense to average assets	1.82		1.68		1.89
Efficiency ratio (5)	68.21		65.00		70.37
Average interest-earning assets to average interest-bearing liabilities	1.13	X	1.13	X	1.12	X

(1) Calculated by dividing stockholders’ equity by shares outstanding.

(2) Calculated by dividing tangible stockholders’ common equity, a non-GAAP measure, by shares outstanding. Tangible stockholders’ common equity is stockholders’ equity less intangible assets (goodwill, net of deferred taxes). See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.

(3) Ratios are presented on an annualized basis, where appropriate.

(4) Yields are calculated on the tax equivalent basis using the statutory federal income tax rate of 21% for the periods presented.

(5) Efficiency ratio, a non-GAAP measure, was calculated by dividing non-interest expense (excluding accelerated employee benefits upon officer’s death, merger expense, OREO expense and the net gain/loss from the sale of OREO) by the total of net interest income (excluding net gains and losses from fair value adjustments on qualifying hedges) and non-interest income (excluding life insurance proceeds, net gains and losses from the sale of securities and fair value adjustments).

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands)

(Unaudited)

	At or for the three	At or for the year	At or for the three
	months ended	ended	months ended
	March 31, 2020	December 31, 2019	March 31, 2019

Selected Financial Ratios and Other Data

Regulatory capital ratios (for Flushing Financial Corporation):
Tier 1 capital	$610,898	$615,500	$594,196
Common equity Tier 1 capital	567,306	572,651	552,793
Total risk-based capital	712,761	712,251	690,211

Tier 1 leverage capital (well capitalized = 5%)	8.59%	8.73%	8.63%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	10.47	10.95	10.90
Tier 1 risk-based capital (well capitalized = 8.0%)	11.28	11.77	11.72
Total risk-based capital (well capitalized = 10.0%)	13.16	13.62	13.61

Regulatory capital ratios (for Flushing Bank only):
Tier 1 capital	$676,267	$680,749	$663,467
Common equity Tier 1 capital	676,267	680,749	663,467
Total risk-based capital	703,130	702,500	684,482

Tier 1 leverage capital (well capitalized = 5%)	9.51%	9.65%	9.64%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	12.48	13.02	13.08
Tier 1 risk-based capital (well capitalized = 8.0%)	12.48	13.02	13.08
Total risk-based capital (well capitalized = 10.0%)	12.98	13.43	13.49

Capital ratios:
Average equity to average assets	8.11%	8.08%	8.05%
Equity to total assets	7.59	8.26	8.15
Tangible common equity to tangible assets (1)	7.38	8.05	7.94

Asset quality:
Non-accrual loans (2)	$16,752	$12,813	$15,735
Non-performing loans	16,752	13,258	15,735
Non-performing assets	16,995	13,532	15,770
Net charge-offs	1,149	2,005	902

Asset quality ratios:
Non-performing loans to gross loans	0.28%	0.23%	0.28%
Non-performing assets to total assets	0.23	0.19	0.23
Allowance for loan losses to gross loans	0.47	0.38	0.38
Allowance for loan losses to non-performing assets	165.32	160.73	133.26
Allowance for loan losses to non-performing loans	167.73	164.05	133.55

Full-service customer facilities	20	20	19

(1) See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.

(2) Excludes performing non-accrual TDR loans.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

NET INTEREST MARGIN

(Dollars in thousands)

(Unaudited)

	For the three months ended
	March 31, 2020				December 31, 2019				March 31, 2019
	Average		Yield/		Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost		Balance	Interest	Cost

Interest-earning Assets:
Mortgage loans, net	$4,697,531	$49,412	4.21%		$4,628,854	$51,927	4.49%		$4,619,587	$50,845	4.40%
Other loans, net	1,097,335	11,697	4.26		1,097,781	12,389	4.51		925,080	11,485	4.97
Total loans, net (1) (2)	5,794,866	61,109	4.22		5,726,635	64,316	4.49		5,544,667	62,330	4.50
Taxable securities:
Mortgage-backed securities	507,912	3,040	2.39		555,023	3,230	2.33		573,397	4,248	2.96
Other securities	243,726	1,697	2.79		244,075	1,774	2.91		241,863	2,211	3.66
Total taxable securities	751,638	4,737	2.52		799,098	5,004	2.50		815,260	6,459	3.17
Tax-exempt securities: (3)
Other securities	63,535	676	4.26		63,825	685	4.29		58,173	594	4.08
Total tax-exempt securities	63,535	676	4.26		63,825	685	4.29		58,173	594	4.08
Interest-earning deposits and federal funds sold	109,818	290	1.06		87,767	318	1.45		103,042	555	2.15
Total interest-earning assets	6,719,857	66,812	3.98		6,677,325	70,323	4.21		6,521,142	69,938	4.29
Other assets	387,141				379,769				346,998
Total assets	$7,106,998				$7,057,094				$6,868,140

Interest-bearing Liabilities:
Deposits:
Savings accounts	$194,026	281	0.58		$192,818	325	0.67		$205,775	361	0.70
NOW accounts	1,419,739	4,648	1.31		1,362,151	5,227	1.53		1,488,859	6,031	1.62
Money market accounts	1,697,783	7,042	1.66		1,456,676	7,165	1.97		1,380,172	6,821	1.98
Certificate of deposit accounts	1,267,245	6,767	2.14		1,516,000	8,752	2.31		1,523,499	8,203	2.15
Total due to depositors	4,578,793	18,738	1.64		4,527,645	21,469	1.90		4,598,305	21,416	1.86
Mortgagors' escrow accounts	65,503	40	0.24		74,751	48	0.26		62,174	53	0.34
Total interest-bearing deposits	4,644,296	18,778	1.62		4,602,396	21,517	1.87		4,660,479	21,469	1.84
Borrowings	1,307,629	7,066	2.16		1,309,888	7,483	2.29		1,150,784	6,541	2.27
Total interest-bearing liabilities	5,951,925	25,844	1.74		5,912,284	29,000	1.96		5,811,263	28,010	1.93
Non interest-bearing demand deposits	449,761				435,241				398,829
Other liabilities	128,715				142,108				105,427
Total liabilities	6,530,401				6,489,633				6,315,519
Equity	576,597				567,461				552,621
Total liabilities and equity	$7,106,998				$7,057,094				$6,868,140

Net interest income / net interest rate spread (tax equivalent) (3)		$40,968	2.24%			$41,323	2.25%			$41,928	2.36%

Net interest-earning assets / net interest margin (tax equivalent)	$767,932		2.44%		$765,041		2.48%		$709,879		2.57%

Ratio of interest-earning assets to interest-bearing liabilities			1.13	X			1.13	X			1.12	X

(1) Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $0.2 million, $0.3 million and $0.5 million for the three months ended March 31, 2020,  December 31, 2019 and March 31, 2019, respectively.

(2) Loan interest income includes net losses from fair value adjustments on qualifying hedges of $2.1 million and $0.6 million for the three months ended March 31, 2020 and 2019, respectively; net gains from fair value adjustments on qualifying hedges of  $1.0 million for the three months ended December 31, 2019.

(3) Interest and yields are calculated on the tax equivalent basis using the statutory federal income tax rate of 21% for the periods presented totaling $0.1 million in each, period.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

DEPOSIT COMPOSITION

(Unaudited)

					March 2020 vs.		March 2020 vs.
	March 31,	December 31,	September 30,	June 30,	December 2019	March 31,	March 2019
(Dollars in thousands)	2020	2019	2019	2019	% Change	2019	% Change
Deposits
Non-interest bearing	$489,198	$435,072	$421,786	$413,813	12.4%	$401,064	22.0%
Interest bearing:
Certificate of deposit accounts	1,172,381	1,437,890	1,506,376	1,544,117	(18.5)%	1,511,770	(22.4)%
Savings accounts	192,192	191,485	193,497	196,820	0.4%	201,811	(4.8)%
Money market accounts	1,597,109	1,592,011	1,329,156	1,302,153	0.3%	1,352,843	18.1%
NOW accounts	1,377,555	1,365,591	1,461,694	1,368,813	0.9%	1,542,606	(10.7)%
Total interest-bearing deposits	4,339,237	4,586,977	4,490,723	4,411,903	(5.4)%	4,609,030	(5.9)%

Total deposits	$4,828,435	$5,022,049	$4,912,509	$4,825,716	(3.9)%	$5,010,094	(3.6)%

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

LOANS

(Unaudited)

Loan Closings

	For the three months ended
	March 31,	December 31,	March 31,
(In thousands)	2020	2019	2019
Multi-family residential	$67,318	$104,310	$27,214
Commercial real estate	99,571	55,047	13,941
One-to-four family – mixed-use property	13,455	18,653	16,423
One-to-four family – residential	8,413	5,833	3,886
Co-operative apartments	704	—	—
Construction	6,749	3,542	5,901
Small Business Administration	57	721	329
Commercial business and other	102,448	81,630	130,330
Total	$298,715	$269,736	$198,024

Loan Composition

					March 2020 vs.		March 2020 vs.
	March 31,	December 31,	September 30,	June 30,	December 2019	March 31,	March 2019
(Dollars in thousands)	2020	2019	2019	2019	% Change	2019	% Change
Loans held for investment:
Multi-family residential	$2,272,343	$2,238,591	$2,232,305	$2,263,875	1.5%	$2,256,447	0.7%
Commercial real estate	1,664,934	1,582,008	1,559,581	1,524,693	5.2%	1,529,001	8.9%
One-to-four family ― mixed-use property	592,109	592,471	587,100	582,264	(0.1)%	582,049	1.7%
One-to-four family ― residential	189,774	188,216	184,432	184,024	0.8%	188,615	0.6%
Co-operative apartments	8,493	8,663	9,089	8,137	(2.0)%	7,903	7.5%
Construction	66,727	67,754	64,234	58,503	(1.5)%	54,933	21.5%
Small Business Administration	14,076	14,445	13,982	14,511	(2.6)%	15,188	(7.3)%
Taxi medallion	3,281	3,309	3,513	3,555	(0.8)%	3,891	(15.7)%
Commercial business and other	1,104,967	1,061,478	1,096,164	983,573	4.1%	935,297	18.1%
Net unamortized premiums and unearned loan fees	15,384	15,271	15,363	15,278	0.7%	15,422	(0.2)%
Allowance for loan losses	(28,098)	(21,751)	(22,035)	(21,510)	29.2%	(21,015)	33.7%
Net loans	$5,903,990	$5,750,455	$5,743,728	$5,616,903	2.7%	$5,567,731	6.0%

Net Loans Activity

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2020	2019	2019	2019	2019
Loans originated and purchased	$298,715	$269,736	$398,143	$296,397	$198,024
Principal reductions	(137,189)	(255,977)	(266,894)	(243,263)	(158,815)
Loans sold	(498)	(7,129)	(3,553)	(1,970)	(1,043)
Loan charge-offs	(1,259)	(95)	(431)	(1,114)	(1,138)
Foreclosures	—	—	—	(239)	—
Net change in deferred fees and costs	113	(92)	85	(144)	234
Net change in the allowance for loan losses	(6,347)	284	(525)	(495)	(70)
Total loan activity	$153,535	$6,727	$126,825	$49,172	$37,192

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

NON-PERFORMING ASSETS and NET CHARGE-OFFS

(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2020	2019	2019	2019	2019
Loans 90 Days Or More Past Due and Still Accruing:
Multi-family residential	$—	$445	$445	$—	$—
Total	—	445	445	—	—

Non-accrual Loans:
Multi-family residential	2,741	2,296	3,132	2,008	2,009
Commercial real estate	8	367	872	1,488	1,050
One-to-four family - mixed-use property	607	274	683	1,752	1,305
One-to-four family - residential	5,158	5,139	5,050	5,411	5,708
Construction	—	—	—	—	950
Small Business Administration	1,518	1,151	1,151	1,224	1,227
Taxi medallion(1)	1,761	1,641	1,352	1,361	1,372
Commercial business and other(1)	4,959	1,945	2,020	2,458	2,114
Total	16,752	12,813	14,260	15,702	15,735

Total Non-performing Loans	16,752	13,258	14,705	15,702	15,735

Other Non-performing Assets:
Real estate acquired through foreclosure	208	239	239	239	—
Other asset acquired through foreclosure	35	35	35	35	35
Total	243	274	274	274	35

Total Non-performing Assets	$16,995	$13,532	$14,979	$15,976	$15,770

Non-performing Assets to Total Assets	0.23%	0.19%	0.21%	0.23%	0.23%
Allowance For Loan Losses to Non-performing Loans	167.7%	164.1%	149.8%	137.0%	133.6%

(1) Not included in the above analysis are non-accrual performing TDR taxi medallion loans totaling $1.5 million in 1Q20, $1.7 million in 4Q19,  $2.2 million in 3Q19, $2.2 million in 2Q19, and $2.5 million in 1Q19 and non-accrual performing TDR commercial business loans totaling  $1.0 million in 1Q20, $0.9 million in 4Q19 and $1.0 million in 3Q19.

Net Charge-Offs (Recoveries)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2020	2019	2019	2019	2019
Multi-family residential	$(6)	$(14)	$183	$(10)	$(13)
Commercial real estate	—	(30)	—	(7)	—
One-to-four family – mixed-use property	(78)	119	(140)	(2)	(85)
One-to-four family – residential	(5)	(3)	(3)	110	(4)
Small Business Administration	(7)	(8)	(32)	(16)	(4)
Taxi medallion	—	—	—	(50)	(84)
Commercial business and other	1,245	(98)	150	954	1,092
Total net loan charge-offs (recoveries)	$1,149	$(34)	$158	$979	$902

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

RECONCILIATION OF GAAP EARNINGS and CORE EARNINGS

Non-cash Fair Value Adjustments to GAAP Earnings

During 2020 and 2019, core earnings were higher than GAAP earnings primarily due to the impact of non-cash net losses from fair value adjustments. These fair value adjustments relate primarily to swaps designated to protect against rising rates. As the swaps get closer to maturity, the volatility in fair value adjustments will dissipate. In a declining interest rate environment, the movement in the curve exaggerates our mark-to-market loss position. In a rising interest rate environment or a steepening of the yield curve the loss position would experience an improvement.

Core Diluted EPS, Core ROAE, Core ROAA, Core Revenue before Provision for Credit Losses and Income Taxes, Core Net Interest Income, Core Yield on Total Loans, Core Net Interest Margin and tangible book value per common share are each non-GAAP measures used in this release. A reconciliation to the most directly comparable GAAP financial measures appears below in tabular form. The Company believes that these measures are useful for both investors and management to understand the effects of certain interest and non-interest items and provide an alternative view of the Company's performance over time and in comparison to the Company's competitors. These measures should not be viewed as a substitute for net income. The Company believes that tangible book value per common share is useful for both investors and management as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total shareholders' equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

RECONCILIATION OF GAAP EARNINGS and CORE EARNINGS

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019

GAAP income (loss) before income taxes	$(1,596)	$16,888	$9,355

Net (gain) loss from fair value adjustments	5,993	(807)	2,080
Net loss on sale of securities	37	—	—
Life insurance proceeds	—	(419)	(43)
Net (gain) loss from fair value adjustments on qualifying hedges	2,073	(1,039)	637
Accelerated employee benefits upon Officer's death	—	—	455
Merger expense	929	1,080	—

Core income before taxes	7,436	15,703	12,484

Provision for income taxes for core income	1,936	3,841	3,033

Core net income	$5,500	$11,862	$9,451

GAAP diluted earnings (loss) per common share	$(0.05)	$0.45	$0.25

Net (gain) loss from fair value adjustments, net of tax	0.15	(0.02)	0.05
Net loss on sale of securities, net of tax	—	—	—
Life insurance proceeds	—	(0.01)	—
Net (gain) loss from fair value adjustments on qualifying hedges, net of tax	0.05	(0.03)	0.02
Accelerated employee benefits upon Officer's death, net of tax	—	—	0.01
Merger expense, net of tax	0.02	0.03	—

Core diluted earnings per common share(1)	$0.19	$0.41	$0.33

Core net income, as calculated above	$5,500	$11,862	$9,451
Average assets	7,106,998	7,057,094	6,868,140
Average equity	576,597	567,461	552,621
Core return on average assets(2)	0.31%	0.67%	0.55%
Core return on average equity(2)	3.82%	8.36%	6.84%

(1) Core diluted earnings per common share may not foot due to rounding.

(2) Ratios are calculated on an annualized basis.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

RECONCILIATION OF GAAP REVENUE and CORE REVENUE

BEFORE PROVISION FOR CREDIT LOSSES and INCOME TAXES

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019

GAAP net interest income	$40,826	$41,179	$41,803

GAAP non-interest income (loss)	(2,864)	5,038	943
Net (gain) loss from fair value adjustments	5,993	(807)	2,080
Net loss on sale of securities	37	—	—
Life insurance proceeds	—	(419)	(43)
Net (gain) loss from fair value adjustments on qualifying hedges	2,073	(1,039)	637

Core revenue before the provision for credit losses and taxes	$46,065	$43,952	$45,420

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

RECONCILIATION OF GAAP NET INTEREST INCOME and NET INTEREST MARGIN

To CORE NET INTEREST INCOME and NET INTEREST MARGIN

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
GAAP net interest income	$40,826	$41,179	$41,803
Net (gain) loss from fair value adjustments on qualifying hedges	2,073	(1,039)	637
Core net interest income	$42,899	$40,140	$42,440

GAAP interest income on total loans, net	$61,109	$64,316	$62,330
Net (gain) loss from fair value adjustments on qualifying hedges	2,073	(1,039)	637
Prepayment penalties received on loans	(753)	(926)	(805)
Net recoveries of interest from non-accrual loans	(436)	(428)	(714)
Core interest income on total loans, net	$61,993	$61,923	$61,448
Average total loans, net	$5,794,866	$5,726,635	$5,544,667
Core yield on total loans	4.28%	4.33%	4.43%

Net interest income tax equivalent	$40,968	$41,323	$41,928
Net (gain) loss from fair value adjustments on qualifying hedges	2,073	(1,039)	637
Prepayment penalties received on loans and securities	(753)	(926)	(805)
Net recoveries of interest from non-accrual loans	(436)	(428)	(714)
Net interest income used in calculation of Core net interest margin	$41,852	$38,930	$41,046
Total average interest-earning assets	$6,719,857	$6,677,325	$6,521,142
Core net interest margin	2.49%	2.33%	2.52%

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CALCULATION OF TANGIBLE STOCKHOLDERS’

COMMON EQUITY to TANGIBLE ASSETS

(Unaudited)

	March 31,	December 31,	March 31,
(Dollars in thousands)	2020	2019	2019
Total Equity	$549,683	$579,672	$559,559
Less:
Goodwill	(16,127)	(16,127)	(16,127)
Intangible deferred tax liabilities	292	292	290
Tangible Stockholders' Common Equity	$533,848	$563,837	$543,722

Total Assets	$7,245,410	$7,017,776	$6,867,450
Less:
Goodwill	(16,127)	(16,127)	(16,127)
Intangible deferred tax liabilities	292	292	290
Tangible Assets	$7,229,575	$7,001,941	$6,851,613

Tangible Stockholders' Common Equity to Tangible Assets	7.38%	8.05%	7.94%

__________________________________

1 See the tables entitled “Reconciliation of GAAP Earnings and Core Earnings” and “Reconciliation of GAAP Net Interest Income and Net Interest Margin to Core Net Interest Income and Net Interest Margin.”

Susan K. Cullen

Senior Executive Vice President, Treasurer and Chief Financial Officer

Flushing Financial Corporation

(718) 961-5400